EXHIBIT 10.7.9

WESTAFF, INC.
AUTOMATIC STOCK OPTION AGREEMENT

RECITALS

        A.    The Corporation has implemented an automatic option grant program under the Plan pursuant to which eligible non-employee members of the Board automatically receive option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve a members of the Board.

        B.    Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic option grant to purchase shares of Common Stock under the Plan.

        C.    The option awarded under this Agreement is intended to be a Non-Statutory Option which does not meet the requirements of Code Section 422.

        D.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

        NOW, THEREFORE, it is hereby agreed as follows:

          1.  Grant of Option.    The Corporation hereby grants to Optionee a Non-Statutory Option to purchase up to the total number of Shares at the Exercise Price per Share set forth in the Grant Notice, and subject to the terms and provisions of the Grant Notice, this Agreement and the Plan.

          2.  Option Term.    The option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless earlier terminated in accordance with Sections 5, 6 or 7 of this Agreement.

          3.  Limited Transferability.    During Optionee's lifetime, the option may be exercised, only by Optionee, and is not transferable or assignable by Optionee for any reason other than (i) by will or by the laws of descent and distribution following Optionee's death, or (ii) in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion of the option shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate.

          4.  Exercisability.    The option shall be exercisable during its term in accordance with the Exercise Schedule set forth in the Grant Notice. Upon vesting, the option shall remain exercisable until the earlier of the Expiration Date or the termination of the option term under Sections 5, 6 or 7 of this Agreement.

          5.  Cessation of Board Service.    Should Optionee's service as a Board member cease while the option remains outstanding, then the option term set forth in Section 2 of this Agreement shall terminate (and the option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

            (i)  Should Optionee cease to serve as Board member for any reason (other than death or Permanent Disability) while holding the option, then the period for exercising the option, to the extent exercisable, shall be reduced to a twelve (12)-month period (commencing with the date of such cessation of Board service), but in no event shall the option be exercisable at any time after the Expiration Date. Upon the earlier of (A) the expiration of such twelve (12)-month period or (B) the Expiration Date, the option shall terminate and cease to be exercisable with respect to any exercisable Shares for which the option has not been exercised.

          (ii)  Should Optionee die during the twelve (12)-month period following his or her cessation of Board service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Shares in which Optionee is vested at the time of Optionee's cessation of Board service (less any Shares purchased by Optionee after such cessation of Board service but prior to death). Such right of exercise shall terminate, and the option shall accordingly cease to be exercisable for such vested Shares, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's cessation of Board service or (ii) the Expiration Date of the option term.

          (iii)  Should Optionee cease service as a Board member by reason of death or Permanent Disability, then the option shall immediately become exercisable for all the Shares at the time subject to the option so that Optionee (or the personal representative of Optionee's estate or the person or persons to whom the option is transferred upon Optionee's death) shall have the right to exercise the option for any or all of those Shares as fully-vested shares of Common Stock at any time prior to the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or Permanent Disability or (B) the Expiration Date.

          (iv)  Upon Optionee's cessation of Board service for any reason other than death or Permanent Disability, the option shall immediately terminate and cease to be outstanding with respect to any and all Shares for which the option is not otherwise at that time exercisable in accordance with the normal Exercise Schedule or the special acceleration provisions or Sections 6 or 7 of this Agreement.

          6.  Corporate Transaction.    In the event of a Corporate Transaction, the option, to the extent outstanding but not otherwise fully exercisable, shall automatically accelerate so that the option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the Shares at the time subject to the option and may be exercised for any or all of those Shares as fully-vested shares of Common Stock. Immediately following the Corporate Transaction, the option shall terminate and cease to be exercisable except to the extent assumed by the successor corporation (or parent thereof) in connection with such Corporate Transaction.

          7.  Change in Control/Hostile Take-Over.

          (a)  In the event of a Change in Control, the option, to the extent outstanding but not otherwise fully exercisable, shall automatically accelerate so that the option shall, immediately prior to the effective date of such Change in Control, become exercisable for all the Shares at the time subject to the option and may be exercised for any or all of the Shares as fully-vested shares of Common Stock. The option shall remain exercisable for such fully-vested Shares until the earliest to occur of (i) the Expiration Date, (ii) the earlier termination of the option in accordance with Sections 5 or 6 of this Agreement or (iii) the surrender of the option in connection with a Hostile Take-Over.

          (b)  Provided the option has been outstanding for at least six (6) months prior to the occurrence of a Hostile Take-Over, Optionee shall have the unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of such Hostile Take-Over) to surrender the option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the Shares at the time subject to the surrendered option (whether or not those Shares are otherwise at the time vested) over (ii) the aggregate Exercise Price payable for such shares. This Section 7(b) limited stock appreciation right shall in all events terminate upon the expiration or earlier termination of the option term and may not be assigned or transferred by Optionee.

          (c)  To exercise the Section 7(b) limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with a Notice of Exercise in which there is specified the number of Shares being surrendered under the option. Such Notice of Exercise must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. A cash distribution shall be paid to Optionee within five (5) days following such delivery date, and no approval or consent of the Plan Administrator or the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, the option shall be canceled with respect to the Shares subject to the surrendered option (or the surrendered portion) and Optionee shall cease to have any further right to acquire those Shares under this Agreement. The option shall, however, remain outstanding for the balance of the Shares (if any) in accordance with the term of this Agreement, and the Corporation shall accordingly issue a new stock option agreement (substantially in the same form as this Agreement) for those remaining Shares.

          8.  Adjustment in Shares.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the number and/or class of securities subject to the option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of rights and benefits hereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

          9.  Stockholder Rights.    The holder of the option shall not have any stockholder rights with respect to the Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

        10.  Manner of Exercising Option

          (a)  In order to exercise the option with respect to all or any part of the Shares for which the option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

              (i)  Execute and deliver to the Corporation a Notice of Exercise for the number of Shares for which the option is exercised.

            (ii)  Pay the aggregate Exercise Price for the purchased Shares in any of the following forms, or a combination thereof:

              (A)  cash or check made payable to the Corporation;

              (B)  shares of Common Stock held by Optionee (or any person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

              (C)  through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificate for the purchased shares directly to such brokerage firm in order to complete the sale.

    Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

            (iii)  Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise the option.

            (iv)  Make appropriate arrangements with the Corporation for the satisfaction of all federal, state and local income tax withholding requirements applicable to the option exercise.

          (b)  As soon after the Exercise Date as practical, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising the option) a certificate for the purchased Shares, with the appropriate legends affixed thereto.

          (c)  In no event may the option be exercised for any fractional shares.

        11.    No Impairment of Rights.    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. This Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

        12.    Compliance with Laws and Regulations.

          (a)  The exercise of the option and the issuance of the Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any national stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

          (b)  The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to the option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

        13.    Successors and Assigns.    Except to the extent otherwise provided in Sections 3 or 6 above, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

        14.    Notices.    Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated in the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail with postage prepaid and properly addressed to Optionee.

        15.    Construction.    This Agreement and the option evidenced hereby are made and granted pursuant to the automatic option grant program in effect under the Plan and are in all respects limited by and subject to the terms of such program.

        16.    Governing Law.    The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to the State of California conflict-of-laws rules.

APPENDIX

        The following definitions shall be in effect under the Agreement:

        A.    Agreement shall mean this Automatic Stock Option Agreement.

        B.    Board shall mean the Corporation's Board of Directors.

        C.    Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

            (i)  the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation' stockholders which the Board does not recommend such stockholders to accept, or

          (ii)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board member ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

        D.    Code shall mean the Internal Revenue Code of 1986, as amended.

        E.    Common Stock shall mean the Corporation's common stock.

        F.    Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party.

            (i)  a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii)  the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation

        G.    Corporation shall mean Westaff, Inc., a Delaware corporation.

        H.    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Section 10 of this Agreement.

        I.    Exercise Price shall mean the exercise price per share set forth in the Grant Notice.

        J.    Exercise Schedule shall mean the schedule set forth in the Grant Notice, pursuant to which the option is to become exercisable, subject to acceleration in accordance with the provisions of this Agreement.

        K.    Expiration Date shall mean the date the option expires, as set forth in the Grant Notice.

        L.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i)  If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers, Inc. through the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          (ii)  If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

        M.  Grant Date shall mean the date of grant of the option set forth in the Grant Notice.

        N.    Grant Notice shall mean the Notice of Grant of Non-Employee Director Automatic Stock Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

        O.    Hostile Take-Over shall mean a change in ownership of the Corporation effected through the following transaction:

            (i)  the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

          (ii)  the acceptance of more than fifty percent (50%) of the securities so acquired in such tender or exchange offer from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

        P.    1934 Act shall mean the Securities and Exchange Act of 1934, as amended.

        Q.    Non-Statutory Option shall mean a stock option not intended to satisfy the requirements of Code Section 422.

        R.    Notice of Exercise shall mean the written notice of the option exercise on the form provided by the Corporation for such purpose.

        S.    Optionee shall mean the person to whom the option is granted, as set forth in the Grant Notice.

        T.    Permanent Disability shall mean the inability of Optionee to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuos duration of twelve (12) months or more.

        U.    Plan shall mean the Corporation's 1996 Stock Option/Stock Issuance Plan.

        V.    Plan Administrator shall mean the person or entity authorized to administer the Plan, as defined under the Plan.

        W.    Qualified Domestic Relations Order shall mean a domestic relations order which substantially complies with the requirements of Code Section 414(p). A domestic relations order includes any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable state domestic relations law (including community property laws), marital property rights to any spouse or former spouse of Optionee. The Plan Administrator shall have the sole discretion to determine whether a domestic relations order constitutes a Qualified Domestic Relations Order.

        X.    Shares shall mean the number of shares of Common Stock set forth in the Grant Notice that are subject to the option.

        Y.    Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the particular option to purchase Shares is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.